Joint Filer Information


Names: Summit Capital Management, LLC, Summit Capital Partners, LLC, Summit Special Situations Fund, LP, Farragut Partners LLC, John C. Rudolf

Address:                         Summit Capital Management, LLC, Summit

                                 Capital Partners, LLC, Summit Special
                                 Situations Fund, LP, Farragut Partners LLC and John C. Rudolf

                                 600 University Street, Suite 2304
                                 Seattle, WA  98101

Designated Filer:                Summit Capital Management, LLC

Issuer and Ticker Symbol:        Veramark Technologies, Inc. [VERA.OB]

Date of Earliest Transaction
To Be Reported:                  January 4, 2008

The undersigned, Summit Capital Partners, LLC, Summit Special Situations Fund, LP, Farragut Partners LLC and John C. Rudolf, are jointly filing the attached Statement of Changes In Beneficial Ownership of Securities on Form 4 with Summit Capital Management, LLC with respect to the beneficial ownership of the securities of Veramark Technologies, Inc.

Signatures:

SUMMIT CAPITAL PARTNERS, LLC

By:            /s/ John C. Rudolf
     ---------------------------------------
     Name:   John C. Rudolf
     Title:  Managing Member

SUMMIT SPECIAL SITUATIONS FUND, LP

By:  Summit Capital Partners, LLC,
     General Partner

By:            /s/ John C. Rudolf
     ---------------------------------------
     Name:   John C. Rudolf
     Title:  Managing Member

FARRAGUT PARTNERS LLC

By:            /s/ John C. Rudolf
     ---------------------------------------
     Name:   John C. Rudolf
     Title:  Managing Member


               /s/ John C. Rudolf
     ---------------------------------------
     John C. Rudolf